      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 1997

                                                  REGISTRATION NOS. 333-26585
                                                                    333-26585-01
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 2


                                       TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         NATIONAL PENN BANCSHARES, INC.
                               NPB CAPITAL TRUST
           (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

                       PENNSYLVANIA                                                 23-2215075
                         DELAWARE                                                   23-2899761
               (STATE OR OTHER JURISDICTION                                      (I.R.S. EMPLOYER
            OF INCORPORATION OR ORGANIZATION)                                  IDENTIFICATION NO.)

                            ------------------------

                        PHILADELPHIA AND READING AVENUES
                         BOYERTOWN, PENNSYLVANIA 19512
                                 (610) 367-6001
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                             LAWRENCE T. JILK, JR.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         NATIONAL PENN BANCSHARES, INC.
                        PHILADELPHIA AND READING AVENUES
                         BOYERTOWN, PENNSYLVANIA 19512
                                 (610) 367-6001
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                WITH COPIES TO:

               H. ANDERSON ELLSWORTH, ESQ.                                     STEVEN KAPLAN, ESQ.
            ELLSWORTH, WILES & CHALPHIN, P.C.                                    ARNOLD & PORTER
                 1150 BERKSHIRE BOULEVARD                                     555 12TH STREET, N.W.
           WYOMISSING, PENNSYLVANIA 19610-1208                                WASHINGTON, D.C. 20004
                      (610) 374-1135                                              (202) 942-5998

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                              PROPOSED MAXIMUM
                          TITLE OF EACH CLASS OF                             AGGREGATE OFFERING           AMOUNT OF
                       SECURITIES TO BE REGISTERED                                PRICE(1)            REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
% Preferred Securities of NPB Capital Trust...............................       $40,250,000             $12,197(4)
% Junior Subordinated Debentures of National Penn Bancshares, Inc.........           (2)                     --
Guarantee of National Penn Bancshares, Inc. of certain obligations under
  the Preferred Securities................................................           (3)                     --
==========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, exclusive of accrued interest and dividends, if any.
(2) The Junior Subordinated Debentures will be purchased by NPB Capital Trust with the proceeds of the sale of the Preferred Securities. Such securities may later be distributed for no additional consideration to the holders of the Preferred Securities upon the dissolution of the Trust and the distribution of its assets.
(3) This Registration Statement is deemed to cover the Guarantee. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable for the Guarantee.

(4) $350 was previously paid in connection with the filing of the original Registration Statement on Form S-3 on May 6, 1997 and $11,847 was paid in connection with the filing of the Pre-Effective Amendment No. 1 to the Registration Statement.

================================================================================

                                EXPLANTORY NOTE



     The purpose of this Pre-Effective Amendment No. 2 to the Registration Statement is to file Exhibits 5.1, 5.2 and 8.1.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 16.  EXHIBITS

     An Exhibit Index appears on page II-4 of this Registration Statement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Boyertown, Pennsylvania, on this 15th day of May, 1997.


                                          NATIONAL PENN BANCSHARES, INC.

                                          By: /s/    LAWRENCE T. JILK, JR.

                                          --------------------------------------
                                                    Lawrence T. Jilk, Jr.,
                                          President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



                SIGNATURE                                  TITLE                     DATE
------------------------------------------  -----------------------------------  -------------
        /s/ LAWRENCE T. JILK, JR.           President, Chief Executive Officer   May 15, 1997
------------------------------------------    and Director (Principal Executive
          Lawrence T. Jilk, Jr.               Officer)

            /s/ GARY L. RHOADS              Treasurer (Principal Financial and   May 15, 1997
------------------------------------------    Accounting Officer)
              Gary L. Rhoads

              JOHN H. BODY*                 Director                             May 15, 1997
------------------------------------------
              John H. Brody

         J. RALPH BORNEMAN, JR.*            Director                             May 15, 1997
------------------------------------------
          J. Ralph Borneman, Jr.

           FREDERICK H. GAIGE*              Director                             May 15, 1997
------------------------------------------
            Frederick H. Gaige

               JOHN J. DAU*                 Director                             May 15, 1997
------------------------------------------
               John J. Dau

                                            Director
------------------------------------------
          Patricia L. Langiotti

                                            Director
------------------------------------------
           Kenneth A. Longacre


                SIGNATURE                                  TITLE                     DATE
------------------------------------------  -----------------------------------  -------------
------------------------------------------  Director
              C. Robert Roth

                                            Director
------------------------------------------
         Harold C. Wegman, D.D.S.

            WAYNE R. WEIDNER*               Director                             May 15, 1997
------------------------------------------
             Wayne R. Weidner

      *By: /s/ LAWRENCE T. JILK, JR.
------------------------------------------
          Lawrence T. Jilk, Jr.
            (Attorney-in-fact)



     Pursuant to the requirements of the Securities Act of 1933, the Trust has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Boyertown, Pennsylvania on May 15, 1997.


                                          NPB CAPITAL TRUST

                                          By NATIONAL PENN BANCSHARES, INC.,
                                          as Depositor

                                          By: /s/    LAWRENCE T. JILK, JR.

                                          --------------------------------------
                                                    Lawrence T. Jilk, Jr.,
                                          President and Chief Executive Officer

                                 EXHIBIT INDEX


EXHIBIT
NUMBER:                                       DESCRIPTION:
-------     ---------------------------------------------------------------------------------
   1.1      Form of Underwriting Agreement, previously filed.
   4.1      Form of Junior Subordinated Indenture, previously filed.
   4.2      Form of Trust Agreement, previously filed.
   4.3      Form of Amended and Restated Trust Agreement, previously filed.
   4.4      Form of Guarantee, previously filed.
   5.1      Opinion of Richards, Layton & Finger, filed herewith.
   5.2      Opinion of Ellsworth, Wiles & Chalphin, P.C., filed herewith.
   8.1      Tax opinion of Ellsworth, Wiles & Chalphin, P.C., filed herewith.
  23.1      Consent of Grant Thornton LLP, previously filed.
  23.2      Consent of Richards, Layton & Finger, included in Exhibit 5.1.
  23.4      Consent of Ellsworth, Wiles & Chalphin, P.C., included in Exhibits 5.2 and 8.1.
  24.1      Powers of Attorney of certain directors and officers of National Penn Bancshares,
            Inc., previously filed.
  25.1      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
            Bankers Trust Company, as trustee under the Junior Subordinated Indenture, the
            Amended and Restated Trust Agreement and the Guarantee Agreement relating to NPB
            Capital Trust, previously filed.